UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
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Certara, Inc.

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100 Overlook Center, Suite 101
Princeton, New Jersey 08540
(609) 716-7900
April 8, 2021
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Certara, Inc., I cordially invite you to attend our annual meeting of stockholders on Tuesday, May 18, 2021 at 9:00 a.m. (Eastern Time). The 2021 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2021 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CERT2021. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the Annual Meeting, as described beginning on page 1 of the proxy statement.
Thank you for your continued support of Certara, Inc.
Sincerely yours,
William F. Feehery
Chief Executive Officer

Notice of 2021 Annual Meeting
of Stockholders
May 18, 2021
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/CERT2021
You can attend the Annual Meeting online through our live webcast, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/CERT2021. You will need to have the 16-digit number included on your notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
AGENDA:
1.
To elect the three Class I directors named in our Proxy Statement to hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.
Ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.
Transact any other business properly introduced at the Annual Meeting.

Only stockholders of record as of March 24, 2021 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2021 Annual Meeting for a period of 10 days prior to the 2021 Annual Meeting by contacting our Investor Relations department at ir@certara.com and during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/CERT2021.
Please note that if you held common stock on March 24, 2021 in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
We hope that you can attend the Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions.
We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
April 8, 2021
By Order of the Board of Directors
Richard M. Traynor
Senior Vice President, General Counsel, and Secretary
This Proxy Statement and accompanying proxy card are first being made available on or about April 8, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS:
Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available electronically at https://ir.certara.com/financials-filings/sec-filings
References in this Proxy Statement to “Certara,” “the Company,” “we,” “us” or “our” refer to Certara, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the board” refer to our board of directors. References to “EQT” means certain investment funds of EQT AB and its affiliates. References to “Arsenal” means certain investment funds of Arsenal Capital Partners and its affiliates. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (our “Annual Report”), including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Proxy Summary Information
To assist you in reviewing the proposals to be voted upon at our 2021 Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.
Voting
Stockholders of record as of March 24, 2021 may cast their votes in any of the following ways:

Internet	Phone	Mail	Via webcast during the Annual Meeting
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Visit www.virtualshareholdermeeting.com/CERT2021. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 8:45 a.m. (Eastern Time).
Voting Matters and Board Recommendation
Proposal	Board Vote Recommendation
Elect Directors (page 3)	✓ FOR each Director Nominee
Ratify the Appointment of Independent Registered Public Accounting Firm for 2021 (page 12)	✓ FOR
Board Nominees
The following table provides summary information about each director nominee.
Name, Age	Director since	Class	Principal Occupation	Committee Membership*
				CC	AC	NCGC
James E. Cashman III, 67	2018	I	Former Chairman and Chief Executive Officer of ANSYS Inc.
Mason P. Slaine, 68	2017	I	Former Executive Chairman of Interactive Data Corporation
Ethan Waxman, 32	2020	I	Managing Director, EQT

* CC
Compensation Committee

  AC
Audit Committee

  NCGC
Nominating and Corporate Governance Committee

PROPOSAL 1 ELECT CLASS I DIRECTORS
Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of eight directors.
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our board of directors will be elected each year.
Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Cashman, Slaine and Waxman. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.
The following biographical information is furnished as to each nominee for election as a director and each of our directors as of April 8, 2021.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2024 Annual Meeting:
James E. Cashman III.   James E. Cashman III, 67, has served as a director since May 2018. Mr. Cashman served as Chairman of the board of directors of ANSYS Inc., an engineering simulation software company, from January 2017 until his retirement in April 2019. Prior to becoming Chairman of ANSYS, Mr. Cashman was the Chief Executive Officer and a director of ANSYS from February 2000 to December 2016. Mr. Cashman currently serves on the board of directors of National Instruments Corp, a producer of automated test equipment and virtual instrumentation software. We believe Mr. Cashman contributes to our board of directors his expertise in the areas of technical, financial, operations and sales management.
Mason P. Slaine.   Mason P. Slaine, 68, has served as a director since August 2017. Mr. Slaine has led investments through the Slaine Family Office since January 2016. Prior to that, Mr. Slaine was the Executive Chairman of Interactive Data Corporation, the financial markets data and analytics company, from 2010 to December 2015, when it was acquired by The Intercontinental Exchange, the financial and commodity markets company. He currently serves as Chairman of the board of directors of Cast & Crew Entertainment Services, an entertainment payroll provider, and a board member of Reorg Research, Inc., a provider of news, commentary and analysis related to the debt markets. We believe Mr. Slaine contributes to our board of directors his finance and capital markets experience as well as corporate governance based on his experience as a corporate board member.
Ethan Waxman.   Ethan Waxman, 32, has served as a director since August 2020. Mr. Waxman serves as a Managing Director at EQT, where he has worked since August 2015. Mr. Waxman previously served as a board observer to our board of directors from August 2017 to August 2020. Mr. Waxman served as a non-employee executive officer for the Company and certain of our subsidiaries from June 2017 to October 2020. We believe Mr. Waxman contributes to our board of directors his finance and capital markets experience as well as insight into the healthcare industry, gained from advising multiple EQT portfolio companies.
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2022 Annual Meeting:
Sherilyn S. McCoy.   Sherilyn S. McCoy, 62, has served as our Chairperson since February 2018 and as a director since January 2018. Ms. McCoy served as Chief Executive Officer of Avon Products, Inc., a personal care products company, from April 2012 until her retirement in February 2018. Prior to Avon, Ms. McCoy had a 30-year career at Johnson & Johnson, where she led a variety of large medical device, pharmaceutical and consumer businesses and rose to the position of Vice Chair. She currently serves as a director of AstraZeneca plc, a global, science-led biopharmaceutical company; Kimberly-Clark, a multinational manufacturer of personal care products; Stryker Corporation, a medical technologies firm; and Novocure, a novel oncology company. We believe Ms. McCoy contributes to our board of directors her deep global experience, as well as her background in the medical technology industry and extensive experience working with public companies.
Eric C. Liu.   Eric C. Liu, 44, has served as a director since 2017. Mr. Liu has served as Partner and Global Co-Head of Healthcare at EQT, an alternative asset management firm, since July 2014. Mr. Liu currently serves on the board of directors of Aldevron, LLC, a contract manufacturing and scientific services company, and Waystar, Inc., a healthcare revenue cycle management company. We believe Mr. Liu contributes to our board of directors his finance and capital markets experience as well as insight into the healthcare industry, gained from advising and serving as a director of multiple EQT portfolio companies.
Matthew Walsh.   Matthew Walsh, 54, has served as a director since August 2020. Mr. Walsh has served as Executive Vice President and Chief Financial Officer of Organon & Co., a global pharmaceutical business since June 2020. Prior to Organon, he served as Executive Vice President and Chief Financial Officer of Allergan, a publicly traded, global biopharmaceutical company, from 2018 until the sale of the company to Abbvie in 2020. From 2008 to 2018, Mr. Walsh served as Chief Financial Officer of Catalent, a global provider of delivery technologies, development, and manufacturing solutions to the life sciences industry. Before Catalent, from 2006 to 2008, he was President, Chief Financial Officer and Acting Chief Executive Officer at Escala Group, Inc. Mr. Walsh served on the board of directors of Multicolor Corporation from 2015 to 2017. We believe Mr. Walsh contributes deep experience in the pharmaceutical industry to our board of directors.
Members of the Board of Directors Continuing in Office for a Term Expiring at the 2023 Annual Meeting:
William F. Feehery, Ph.D.   William F. Feehery, Ph.D., 51, has served as Chief Executive Officer of the Company or Certara Holdco, our operating subsidiary, since June 2019. Prior to joining us, Dr. Feehery served as President of DuPont Industrial Biosciences since 2013. Prior to that, Dr. Feehery served in a number of other operating roles at DuPont between 2002 and 2013. Dr. Feehery currently serves on the board of directors for West Pharmaceutical Services, a manufacturer of packing components and delivery systems for pharmaceutical, biotech and medical device companies. We believe Dr. Feehery brings to our board of directors extensive knowledge of the pharmaceutical industry, which together with his experience leading the Company as our Chief Executive Officer, makes him well qualified to serve as one of our directors.
Stephen M. McLean.   Stephen M. McLean, 63, has served as a director of us or our predecessor since 2013. Mr. McLean has served as a Partner at Arsenal Capital, a private equity firm, since 2010. Mr. McLean currently serves on the board of directors of a number of private companies, including WIRB Copernicus Group, Inc., a clinical services organization to the pharmaceutical industry; BioIVT, LLP, a provider of biospecimens for drug discovery; CellCarta (f/k/a Caprion HistoGeneX BioSciences, Inc.), a provider of specialized research services in the development of immunology and oncology focused drugs; Accumen, Inc., a provider of technology-enabled solutions to optimize clinical laboratories and imaging departments; Pharma Value Demonstration, Inc., a provider of services to generate and communicate the value and effectiveness of drugs; and Best Value Healthcare LLC, a patient-centered, physician-led and population health-focused healthcare company. He previously served as director of TractManager Inc., a provider of contract and spend optimization solutions for hospitals and payers. He is also a founder and Chairman of the International Biomedical Research Alliance, a non-profit organization dedicated to training biomedical researchers in collaboration with the National Institutes of Health, Oxford and Cambridge Universities. We believe Mr. McLean contributes to our board of directors his insight into the healthcare industry, gained from founding, investing in, and serving as a director of multiple healthcare companies as well as his knowledge of finance.
There are no family relationships among any of our directors or executive officers.

Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the 2021 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
Recommendation
Our board recommends that stockholders vote “FOR” all of the nominees.

CORPORATE GOVERNANCE
Board of Directors

Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. Our Class I directors are Messrs. Cashman, Slaine and Waxman (with their terms expiring at the 2021 Annual Meeting), our Class II directors are Mme. McCoy and Messrs. Liu and Walsh (with their terms expiring at the annual meeting of stockholders to be held in 2022) and our Class III directors are Messrs. Feehery and McLean (with their terms expiring at the annual meeting of stockholders to be held in 2023).
Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors; however, if at any time EQT owns at least 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors pursuant to a resolution adopted by the stockholders. Subject to certain exceptions described below with respect to the stockholders agreement we entered into in December 2020, newly created director positions resulting from an increase in size of the board of directors and vacancies may be filled by our board of directors or our stockholders; provided, however, that at any time when EQT beneficially owns less than 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, such vacancies shall be filled by our board of directors (and not by the stockholders).
Our stockholders agreement provides that EQT and Arsenal will have the right to nominate the number of directors to our board of directors described below (such persons nominated by EQT, the “EQT nominees” and such person nominated by Arsenal, the “Arsenal nominee”). EQT and certain of its affiliates will have the right to nominate a number of nominees equal to (x) the total number of directors comprising our board of directors at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by EQT. For purposes of calculating the number of EQT nominees, any fractional amounts are rounded up to the nearest whole number. In addition, Arsenal and certain of its affiliates will have the right to nominate one nominee for so long as Arsenal and such affiliates collectively own at least 5% of our outstanding common stock; provided, that such individual is an investment professional employed by Arsenal or one of its affiliates or another individual with the prior written consent of EQT. For so long as we have a classified board, the EQT nominees will be divided by EQT as evenly as possible among the classes of directors. See “Certain Relationships and Related Party Transactions — Stockholders Agreement.”
Pursuant to the stockholders agreement, for so long as EQT or Arsenal has the right to nominate any persons to our board of directors, (i) we must include the EQT nominees and the Arsenal nominee on the slate that is included in our proxy statements relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such persons as we provide to any other individual standing for election as a director, and (ii) we must include on the slate that is included in our proxy statement relating to the election of directors only (x) the EQT nominees, (y) the Arsenal nominee and (z) the other nominees (if any) nominated by the Nominating and Corporate Governance Committee of our board of directors, In addition, EQT, Arsenal, and certain other stockholders agrees with the Company to vote in favor of the Company slate that is included in our proxy.
In the event that an EQT or Arsenal nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the stockholders agreement are entitled to appoint another nominee to fill the resulting vacancy.
Background and Experience of Directors
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until their term expires, they resign or they are removed by the stockholders.
Board Leadership Structure
Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairperson of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. It is the policy of our board of directors that whenever the Chairperson of the board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director”, the independent directors will elect from among themselves a Lead Director of the board.
Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the board of directors with Dr. Feehery serving as our Chief Executive Officer and Ms. McCoy serving as Chairperson of the board. We believe this is appropriate as it provides Dr. Feehery with the ability to focus on our day-to-day operations while allowing Ms. McCoy to lead our board of directors in its fundamental role of providing advice to and oversight of management.
Role of Board of Directors in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The purpose of the Audit Committee is to assist the board of directors in fulfilling its fiduciary oversight responsibilities relating to (1) the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, performance and independence, (4) our corporate compliance program, including our code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder, (5) our risk management policies and procedures and (6) the performance of our internal audit function. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.
Committees of the Board of Directors
The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our chief executive officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation and the Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The internal audit function reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities given the significant interests held by EQT.
Audit Committee
The members of our current Audit Committee are Messrs. Cashman, McLean, Walsh and Waxman. Mr. Walsh is the Chairperson of our Audit Committee. Messrs. Cashman, McLean and Walsh all qualify as independent directors under the Nasdaq corporate governance standards and independence requirements of Rule 10A-3 of the Exchange Act. Our board of directors has determined that Mr. Walsh qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls and financial statement audits, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, performance and independence, (4) our corporate compliance program, including our code of conduct and anti-corruption compliance policy, and investigating possible violations thereunder, (5) our risk management policies and procedures and (6) the performance of our internal audit function.
Our board of directors has adopted a written charter for the Audit Committee, which is available on our website.
Compensation Committee
The members of our current Compensation Committee are Mme. McCoy and Messrs. Liu and Slaine. Ms. McCoy is the Chairperson of our Compensation Committee. All of the members of the Compensation Committee are independent under applicable rules and regulations of the SEC and Nasdaq.
The purpose of the Compensation Committee is to assist our board of directors in discharging its responsibilities relating to, among other things, (1) setting our compensation program and compensation of our executive officers and directors, (2) administering our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Our board of directors has adopted a written charter for the Compensation Committee, which is available on our website.
Nominating and Corporate Governance Committee
The members of our current Nominating and Corporate Governance Committee are Mme. McCoy and Messrs. Liu and Slaine. Mr. Liu is the Chairperson of our Nominating and Corporate Governance Committee. All of the members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the SEC and Nasdaq.
The purpose of our Nominating and Corporate Governance Committee is to assist our board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board members qualified to fill vacancies on any committee of the board of directors and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website.
Director Independence
Pursuant to the corporate governance listing standards of the Nasdaq, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our board of directors has affirmatively determined that each of our directors, other than Dr. Feehery, qualifies as “independent” in accordance with the Nasdaq rules. In making its independence determinations, our board of directors considered and reviewed all information known to it (including information identified through directors’ questionnaires).
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines which describe the principles and practices that our board of directors will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role and responsibilities, size and composition of the board, independence of directors, selection of chairperson of the board and chief executive officer, conflicts of interest, change in present job responsibility, director orientation and continuing education, lead director, term limits, board meetings, board committees, expectations of directors, management succession planning, evaluation of board performance, board compensation, communications with stockholders, implementation of stockholder agreements, and communications with non-management directors. A copy of our corporate governance guidelines is available on our website.
Meetings and Attendance
During the year ended December 31, 2020 there were four meetings of the board of directors. Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee were each formed on December 10, 2020 in connection with our initial public offering. None of these committees held any meetings between the date of their formation and the end of the year ended December 31, 2020. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during the period they served in 2020. Our independent directors will meet regularly in executive session. We will strongly encourage all members of our board of directors to attend our annual meetings of stockholders. We did not hold an annual meeting of stockholders last year.
Succession Planning
Our Nominating and Corporate Governance Committee is responsible for overseeing and managing the management succession planning process. Our board of directors periodically reviews management succession plans with respect to the Chief Executive Officer and other executive officers. These plans include planning in the event of an emergency or retirement.
Compensation Committee Interlocks and Insider Participation
Compensation decisions are made by our Compensation Committee. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a member of our board of directors.
We have entered into certain indemnification agreements with our directors and are party to certain transactions with EQT described in “Certain Relationships and Related Party Transactions — Indemnification of Directors and Officers,” “— Registration Rights Agreement” and “—Stockholders Agreement,” respectively.
Code of Conduct

We have adopted a Code of Conduct (the “Code of Conduct”) applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is available on our website, www.certara.com. The information available on or through our website is not part of this Proxy Statement. If we ever were to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K.

Stock Ownership Requirements

In order to further align the interests of our board members with the interests of our stockholders, our board of directors has adopted director stock ownership guidelines for non-employee directors.
Each non-employee director that receives a cash and/or stock retainer for their service as a director has a target minimum common stock ownership requirement of five times the value of the annual cash retainer (excluding committee retainers) paid by us to the non-employee director pursuant to our then current director compensation plan. Non-employee directors are expected to meet this minimum target within five years of becoming subject to the ownership guidelines. Following the five-year transition period, until the target minimum level is achieved, non-employee directors subject to the guidelines will be expected to retain not less than 100% of the number of shares of Qualifying Stock (as defined in the stock ownership guidelines) awarded to him or her under the Company’s equity incentive plans, subject to limited exceptions.
Communications with our Board

Stockholders and other interested parties may write to the our board of directors, the chairman any of the Audit, the Nominating and Corporate Governance and the Compensation Committees, or to our independent directors as a group at Certara, Inc., c/o Richard M. Traynor, General Counsel, 100 Overlook Center, Suite 101, Princeton, New Jersey 08540. The board of directors will consider stockholder questions and comments to be important and endeavor to respond promptly and appropriately, even though the board may not be able to respond to all stockholder inquiries directly.
Our board of directors has developed a process to assist with managing inquiries and communications. The General Counsel will review and compile any stockholder communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the board of directors and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Stockholder Recommendations and Nominations of Director Candidates

If you are a stockholder who would like to recommend a candidate for our Nominating and Corporate Governance Committee to consider for possible inclusion in our 2022 proxy statement, you must send notice to Richard M. Traynor, Secretary, Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Nominating and Corporate Governance Committee or its Chairperson will then consider the recommended director candidate on a substantially similar basis as it considers other nominees. In addition, as discussed under “Corporate Governance — Board of Directors,” our stockholders agreement provides EQT and Arsenal with certain director nomination rights.
Submission of Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2022 proxy statement or bring business before our annual meeting of stockholders in 2022, you must send notice to Richard M. Traynor, General Counsel, 100 Overlook Center, Suite 101, Princeton, New Jersey 08540, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in the 2022 Proxy Statement.   Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2022 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 9, 2021. If the date of our 2022 annual meeting is more than 30 days before or after

May 18, 2022, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Other Stockholder Proposals or Nominations for Presentation at the 2022 Annual Meeting.   If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our bylaws dealing with stockholder proposals and director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than February 17, 2022 and no earlier than January 18, 2022, unless our 2022 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 18, 2022, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day after public announcement of the date of the 2022 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased board has been made by February 7, 2022, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “— Other Stockholder Proposals or Nominations for Presentation at the 2022 Annual Meeting” section to the Nominating and Corporate Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance’s decision. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.

PROPOSAL 2 RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board appointed CohnReznick LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. During 2020, CohnReznick LLP served as our independent accountant and reported on our consolidated financial statements for that year. CohnReznick LLP has been our independent auditor at all times since October 2019.
The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The board and the members of the Audit Committee believe that the continued retention of CohnReznick LLP as the Company’s independent auditor in fiscal year 2021 is in the best interests of the Company and its stockholders.
We expect that representatives of CohnReznick LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of CohnReznick LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If CohnReznick LLP ‘s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate CohnReznick LLP ‘s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
Required Vote
Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2021 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting and Frequency Asked Questions — Voting Instructions and Information — If you do not vote and the effect of broker non-votes.”
Recommendation
Our board recommends that stockholders vote “FOR” ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

AUDIT AND OTHER FEES
The following table shows the fees for audit and other services provided by CohnReznick LLP for the fiscal years ended December 31, 2020 and 2019 (in millions):
Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$1,541,561	$305,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$76,260
Total Fees	$1,541,561	$381,260
A description of the types of services provided in each category is as follows:
Audit Fees — Include the aggregate fees for professional services rendered in connection with the annual audit of the Company’s financial statements, including re-audits of 2018 and 2019, and the review of the Company’s interim financial statements included in June and September 2020 quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.
Audit-Related Fees — Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP and the application of GAAP to proposed transactions.
Tax Fees — Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.
All Other Fees — Includes the aggregate fees recognized in 2019 for professional services provide by CohnReznick LLP, other than those services described above.
Audit Committee Pre-Approval Process

Under our Audit Committee’s charter, the Audit Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services; provided that any such preapprovals shall be presented to the full Committee at its next scheduled meeting. The following shall be “prohibited non-audit services”: (i) bookkeeping or other services related to the accounting records or financial statements of the Company; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the PCAOB or SEC prohibit through regulation. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.
All of the services provided by CohnReznick LLP described above were approved by our board of directors prior to the formation of our Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee provides assistance to the board of directors by fulfilling its responsibilities and duties as outlined in its charter, including its oversight of the quality and integrity of the Company’s financial statements, the performance and independence of the independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee’s responsibility is one of oversight. The Company’s management is responsible for the preparation and the integrity of the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020 with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed with our independent registered public accounting firm their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by PCAOB and the SEC. In addition, the Audit Committee received from our independent registered public accounting firm written disclosures and a letter regarding their independence as required by applicable rules of the PCAOB regarding such firm’s communications with the Audit Committee, discussed with the independent auditors their independence from us and our management as well as whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the board of directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
In addition, the Audit Committee has appointed CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The board concurred with the selection of CohnReznick LLP. The board has recommended to our stockholders that they ratify and approve the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Audit Committee
Matthew Walsh, Chairperson
James E. Cashman III
Stephen McLean
Ethan Waxman
Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.

EXECUTIVE OFFICERS
We have provided below summary biographies of our executive officers as of April 8, 2021 (other than Dr. Feehery). Information on Dr. Feehery can be found under “Proposal 1 Elect Class I Directors.” All of our executive officers serve at the discretion of our board of directors.
M. Andrew Schemick. M. Andrew Schemick, 47, has served as Chief Financial Officer of the Company or Certara Holdco, since August 2014. Prior to joining us, Mr. Schemick served as Vice President of Financial Planning and Analysis for Haights Cross Communications, a holding company for education and media investments. Mr. Schemick also held the Chief Financial Officer role for a division of Kaplan Inc., a leading education company.
Robert Aspbury, Ph.D. Robert Aspbury, Ph.D., 49, has served as President of our Simcyp division since January 2020. Prior to this appointment, he served as Simcyp’s Chief Operating Officer from April 2019 to December 2019. Prior to joining the Company, Dr. Aspbury served as Vice President of Strategic Solutions, Biosimilars, for Covance Inc., a contract research organization and drug development services company (a subsidiary of Laboratory Corporation of America) from September 2016 to March 2019, and as Vice President and General Manager, Global Clinical Pharmacology from November 2011 to August 2016.
Justin Edge. Justin Edge, 52, has served as President of our regulatory science division since January 2019. Since January 2020, Mr. Edge has also had oversight for Certara’s Evidence and Access unit. Prior to joining the Company, Mr. Edge worked at GfK, a leading global research and analytics firm, from 2012 to January 2019 where he most recently led the company’s healthcare business unit.
Leif E. Pedersen. Leif E. Pedersen, 56, has served as President of Software since September 2020. Prior to joining the Company, Mr. Pedersen was a Senior Operating Partner at SymphonyAI, an operating group of artificial intelligence companies, from October 2019 to August 2020, Chief Executive Officer of BIOVA (a division of Dassault Systèmes), a scientific product development software firm, from September 2017 to September 2019, and Executive Vice President at Innovative Interfaces, a library management software company, from December 2015 to August 2017.
Craig R. Rayner, PharmD. Craig Rayner, PharmD, 47, has served as President of our Integrated Drug Development and Strategic Consulting Services division since January 1, 2020. Prior to that, Dr. Rayner was Senior Vice President of Integrated Drug Development at Certara. Prior to joining the Company, Dr. Rayner was the co-founder and chief executive officer of d3 Medicine from 2012 to 2016. Prior to that, Dr. Rayner’s appointments included leadership roles in Clinical Pharmacology and Early Development (Roche), Clinical Development (CSL-Behring), in Business Development/Licensing as Global Due Diligence Director (Roche), and in clinical pharmacology and infectious disease research (Monash University). Dr. Rayner was appointed an Adjunct Associate Professor at Monash University in 2011.
Richard M. Traynor. Richard M. Traynor, 49, has served as Senior Vice President and General Counsel of the Company or Certara Holdco since March 2018. Prior to joining us, Mr. Traynor was Associate General Counsel for Edge Therapeutics, a clinical stage biotechnology company, from August 2017 to March 2018, and served in various positions at LifeCell Corporation, a medical device product manufacturer, most recently as Chief Legal & Compliance Officer from January 2012 to January 2017.
Jieun W. Choe. Jieun W. Choe, 46, has served as an officer since October 2020 and has served as our Chief Strategy & Marketing Officer since January 24, 2020 and was previously our Senior Vice President of Strategic Ventures from April 16, 2018 to January 23, 2020. Prior to joining the Company, Ms. Choe was Chief Marketing Officer at Triumph Learning, an educational content company.
Judith (Jodi) Dickinson. Jodi Dickinson, 47, has served as an officer since October 2020 and has served as our Chief Human Resources Officer and Senior Vice President, Human Resources since October 2019. Prior to joining the Company, Ms. Dickinson was employed by Novel Learning Communities, a private school operator, from October 2013 through March 2019, most recently serving as Senior Vice President, Human Resources.

EXECUTIVE COMPENSATION
As an “emerging growth company” as defined in the JOBS Act, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the under the Securities Act of 1933, as amended, (the “Securities Act”), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The following table sets forth information concerning the compensation earned by or paid to our named executive officers (“NEOs”), during our fiscal years ended December 31, 2020 (“fiscal year 2020”) and December 31, 2019 (“fiscal year 2019”). As an “emerging growth company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Summary Compensation Table
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	EQUITY AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
William F. Feehery.	2020	772,500	—	2,238,677	602,550	12,514	3,626,241
Chief Executive Officer	2019	437,500	—	2,792,621	274,838	3,022	3,507,981
Leif E. Pedersen	2020	119,471	116,500	1,572,000	58,254	1,172	1,867,397
President, Software
Andrew Schemick	2020	362,602	—	1,199,515	235,691	8,919	1,806,727
Chief Financial Officer

(1)
Amount reported in this column reflects a signing bonus granted to Mr. Pedersen upon his joining the Company on September 7, 2020.

(2)
Amounts reported in this column reflect the aggregate grant date fair value of Class B Units granted on August 31, 2020 for Dr. Feehery and Mr. Schemick, and Class B Units granted on September 9, 2020 for Mr. Pedersen. See Note 2(r) (“Summary of Significant Accounting Policies  —  Equity-based compensation”) and Note 13 (“Equity-Based Compensation”) to our audited consolidated financial statements in our Annual Report for a discussion of the valuation of our equity-based awards.

(3)
Amounts shown reflect annual bonus payments under our Corporate Incentive Plan earned with respect to the fiscal year covered based on the achievement of financial and strategic performance objectives that were established by our Compensation Committee at the beginning of such fiscal year. See “— Non-Equity Incentive Plan Compensation” below.

(4)
Amounts in this column for (i) Dr. Feehery, reflect Company paid life insurance premiums and Company contributions to our 401 (k) Plan, (ii) Mr. Pedersen, reflect our contributions under our 401(k) Plan; and (iii) Mr. Schemick, reflect our contributions under our 401(k) Plan. For additional information on our policy on Company contributions to 401(k) Plan, see “— Retirement Benefits” below.”

Non-Equity Incentive Plan Compensation
We maintain an annual cash-based Corporate Incentive Plan (the “CIP”) to motivate our employees to achieve short-term performance goals. For fiscal year 2020, Dr. Feehery, Mr. Pedersen, and Mr. Schemick participated in the CIP.
Incentive awards and bonus payouts under the CIP are based on the achievement of certain corporate and divisional goals established by our compensation committee at the beginning of each year. For 2020, for Dr. Feehery and Mr. Schemick, 20% of their respective bonus payouts were tied to the achievement of Company-wide, EBITDA and 80% were tied to the performance of different divisions within the Company (the “Blended Rate”). For Mr. Pedersen, 20% of his CIP bonus was based on company-wide EBITDA, and 80% was based on the performance of the Software division (the “Division Rate”).

The 2020 target incentive opportunities under the CIP for the NEO participants were based on a percentage of base salary. The amounts paid to the NEO participants under the CIP were calculated by multiplying each NEO participant’s target incentive opportunity by a factor tied to actual EBITDA achieved versus target EBITDA. For achievement above the threshold level, the multiplying factor was based on the pre-determined scale, with the Compensation Committee retaining some discretion to adjust the final payout based on individual performance metrics or other relevant factors. For Dr. Feehery and Mr. Schemick, that factor was 130%. For Mr. Pedersen, that factor was 106%. Mr. Pedersen’s bonus was also prorated based on his actual salary earned between his start date with the Company on September 7, 2020, and the end of 2020.
The following table illustrates the calculation of the non-equity incentive plan awards payable to each of the NEO participants under our CIP for fiscal 2020.
NAME	SALARY ($)	TARGET BONUS (% OF SALARY)	BONUS PAYOUT AT TARGET ($)	COMBINED PERFORMANCE FACTOR (% OF TARGET ACHIEVEMENT)	TOTAL BONUS PAYOUT FOR 2020 ($)
Dr. Feehery	772,500	60%	463,500	130%	602,550
Mr. Pedersen	119,471	46%	54,957	106%	58,254
Mr. Schemick	362,602	50%	181,301	130%	235,691
Employment Arrangements
William F. Feehery
Effective as of May 14, 2019, we entered into an employment agreement with Dr. Feehery (the “Feehery Agreement”) to serve as our CEO commencing on June 3, 2019. The Feehery Agreement provides for an initial annual base salary and an annual target bonus of 60% of such base salary based upon achievement of specific individual and Company performance objectives to be established by our board of directors or Compensation Committee. Dr. Feehery’s base salary is subject to possible increases, as approved by our Compensation Committee. Effective January 1, 2020, Dr. Feehery’s annual base salary was increased to $772,500.
Pursuant to the Feehery Agreement, in the event Dr. Feehery’s employment is terminated by us without “cause” or by Dr. Feehery for “good reason” (each as defined in the Feehery Agreement) and Dr. Feehery executes and does not revoke a general release of claims in favor of us and complies with the restrictive covenants to which he is subject following such termination, then Dr. Feehery will receive (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, payable in a lump sum at such time as annual bonuses are paid to our other senior executives, (ii) subject to satisfaction of the applicable performance objectives, a pro rata portion of the annual bonus otherwise payable to Dr. Feehery for the fiscal year in which such termination occurs, based on the number of days he was employed, (iii) the sum of his base salary plus his target bonus amount, payable in substantially equal payments over 12 months following such termination, (iv) monthly payments for 12 months following such termination equal to the difference between the monthly COBRA premium cost for the health care coverage elected by Dr. Feehery under the Company’s group health plan and the monthly contribution paid by active employees for the same level of coverage (subject to mitigation, to the extent Dr. Feehery and his dependents become eligible to receive any health benefits as a result of Dr. Feehery’s subsequent employment or service) and (v) all accrued but unpaid obligations.
In the event that any payment, benefit or distribution pursuant to the terms of the Feehery Agreement or otherwise becomes subject to the excise taxes under Section 4999 of the Code, such payments will be subject to reduction to an amount equal to 2.99 times Dr. Feehery’s “base amount” (as defined in Section 280G(b)(3) of the Code) to the extent that such reduction will produce a more favorable after-tax result for Dr. Feehery.
Dr. Feehery is party to a restrictive covenants agreement that contains indefinite covenants of confidentiality of information and non-disparagement, covenants of non-competition and non-solicitation of our employees and customers during employment and for the one-year period thereafter.

Leif E. Pedersen
Effective as of July 30, 2020, we entered into an employment agreement with Mr. Pedersen (the “Pedersen Agreement”). The Pedersen Agreement provided for an initial annual base salary of $375,000 and an annual target bonus of 46% of such base salary. Mr. Pedersen’s base salary is subject to annual review and possible increases, as we may determine from time to time. Mr. Pedersen also received a one-time signing bonus of $116,500, which is subject to a repayment by Mr. Pedersen if he leaves the Company within 12 months of his start date, other than for “good reason” (as defined in the Pedersen Agreement) or is terminated for “cause” (as defined in the Pedersen Agreement), prorated by the number of months he was within the Company prior to termination.
Pursuant to the Pedersen Agreement, in the event Mr. Pedersen’s employment is terminated by us without “cause” or by Mr. Pedersen for “good reason” and Mr. Pedersen executes and does not revoke a general release of claims in favor of us and complies with the restrictive covenants to which he is subject following such termination, then Mr. Pedersen will receive (i) continuation of his base salary for 6 months following such termination and (ii) all accrued but unpaid obligations, including any unpaid annual bonus that has been authorized by us and approved by our CEO in respect of any completed fiscal year that has ended prior to the date of such termination.
The Pedersen Agreement also imposes certain restrictive covenants on Mr. Pedersen, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non-competition during employment and for the one-year period thereafter and non-solicitation of our employees and customers during employment and for the two-year period thereafter.
Andrew Schemick
Effective as of July 11, 2014, we entered into an employment agreement with Mr. Schemick (the “Schemick Agreement”). The Schemick Agreement provided for an initial annual base salary and an initial discretionary bonus of up to 30% of such base salary. Mr. Schemick’s base salary is subject to annual review and possible increases, as we may determine from time to time. Effective January 1, 2020, Mr. Schemick’s 2020 base salary was increased to $360,500. The Compensation Committee further increased his salary and target bonus percentage, effective December 11, 2021, to $400,000 and 50%, respectively.
Pursuant to the Schemick Agreement, in the event Mr. Schemick’s employment is terminated by us without “cause” or by Mr. Schemick for “good reason” (each as defined in the Schemick Agreement) and Mr. Schemick executes and does not revoke a general release of claims in favor of us and complies with the restrictive covenants to which he is subject following such termination, then Mr. Schemick will receive (i) continuation of his base salary for 12 months following such termination and (ii) all accrued but unpaid obligations, including any unpaid annual bonus that has been authorized by us and approved by our CEO in respect of any completed fiscal year that has ended prior to the date of such termination.
The Schemick Agreement also imposes certain restrictive covenants on Mr. Schemick, including indefinite covenants of confidentiality of information and non-disparagement, covenants relating to intellectual property and covenants of non-competition during employment and for the one-year period thereafter and non-solicitation of our employees and customers during employment and for the two-year period thereafter.
Outstanding Equity Awards at 2020 Year End
The following table includes certain information with respect to equity awards held by the Named Executive Officers as of December 31, 2020.

Outstanding Equity Awards At Fiscal Year End
NAME	GRANT DATE(1)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($)
William F. Feehery	—	—	—
Restricted Stock Award	6/3/2019	862,239	$29,074,699
Restricted Stock Award	8/31/2020	182,368	$6,149,449
Leif E. Pedersen	—	—	—
Restricted Stock Award	9/9/2020	256,118	$8,636,299
Andrew Schemick	—	—	—
Restricted Stock Award	8/15/2017	187,659	$6,327,861
Restricted Stock Award	8/31/2020	195,431	$6,589,933

(1)
Represents the original grant date of the Class B Units that were exchanged for restricted stock awards on December 10, 2020 in connection with the IPO. See “— Equity Awards”.

(2)
Consists of shares of time-based vesting restricted stock. See “—  Equity Awards.”

Equity Awards
On November 17, 2017, the EQT 2017 Incentive Plan (the “2017 Incentive Plan”) was established under the terms of the Partnership Agreement of EQT Avatar Parent, L.P. (“EQT”) to provide our employees, including our executives, as well as our directors and consultants, with incentives to align their interests with the interests of our then sole shareholder, EQT. Prior to our IPO, equity awards granted to our NEOs were made by EQT pursuant to the 2017 Incentive Plan. The 2017 Incentive Plan was terminated in connection with our IPO. On August 31, 2020, under 2017 EQT Incentive Plan, Dr. Feehery was granted 284,819 Class B Units; and Mr. Schemick was granted 152,610 Class B Units. On September 9, 2020, Mr. Pedersen was granted 200,000 Class B Units. The Class B Units were “profits interests” under U.S. federal income tax law having economic characteristics similar to stock appreciation rights (i.e., representing the rights to share in any increase in the equity value of EQT that exceeds specified thresholds).
In connection with our IPO, on December 10, 2020, all outstanding unvested Class B Units, including those held by our NEOs, were exchanged for newly issued shares of our restricted common stock on the basis of a ratio that took into account the number of unvested Class B Units held, the applicable distribution threshold applicable to such Class B Units and the value of distributions that the holder would have been entitled to receive had EQT liquidated on the date of such replacement in accordance with the terms of the distribution “waterfall” set forth in the Partnership Agreement. Vested Class B Units were exchanged into shares of our common stock held by EQT using the same formula. The unvested restricted shares of our common stock that the NEOs received in respect of their time-based vesting Class B Units were subject to the same time-vesting schedule that applied to such time-vesting Class B Units, provided that, with the exception of Dr. Feehery’s shares, such restricted shares will not vest upon a change of control unless such NEO’s employment is terminated without cause following such change of control. For Dr. Feehery, his restricted shares will vest upon a change of control regardless of whether his employment is terminated. For Mr. Pederson and Mr. Schemick, the unvested restricted shares of our common stock that they received in respect of their performance-based vesting Class B Units are no longer subject to any performance-based vesting conditions and such restricted shares vest as to 20% of such restricted shares on each anniversary of the grant date of such performance-based vesting Class B Units, subject to such NEO’s continued employment through each applicable vesting date, provided, that such restricted shares will vest upon the termination of such NEO’s employment without cause following a change of control. For Dr. Feehery, his performance-based Class B Units fully vested upon the IPO and were replaced with shares of common stock.
As of December 31, 2020, following the completion of the exchanges of Class B Units described above, except for the restricted stock granted to Dr. Feehery, the unvested restricted shares granted to our NEOs vest as to 20% of the recipient’s time-based vesting Class B Unit award on each anniversary of the grant date of such Class B Unit award, subject to the NEO’s continued employment through each applicable vesting date. The unvested restricted shares granted to Dr. Feehery outstanding as of December 31, 2020 vest as to 25% of Dr. Feehery’s time-based vesting Class B Unit award on the first anniversary of the grant date of such Class B Unit award, and as to 2.0833% monthly thereafter, subject to his continued employment.
As a condition to receiving the grant (which was subsequently exchanged for shares of our common stock as noted above), each employee, including each NEO, entered into the Company’s standard form of restrictive covenants agreement that contains an indefinite covenant of confidentiality of information and covenants of non-competition and non-solicitation of our employees and customers during employment and for the one-year period thereafter.
Except as provided above, all vesting of shares of restricted stock will cease immediately upon an NEO’s termination of employment for any reason and all unvested shares of restricted stock will be immediately cancelled and forfeited without consideration upon such termination. With respect to the unvested shares of restricted stock granted to Dr. Feehery, upon his termination of employment without cause, for good reason or due to death or disability, such unvested shares of restricted stock that are scheduled to vest during the 12-month period following such termination will immediately vest on termination.
Retirement Benefits
U.S. 401(k) Plan
We maintain a tax-qualified defined contribution 401(k) savings plan (the “401(k) Plan”), in which all our U.S.-based employees, including our U.S.-based NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their compensation on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. The 401(k) Plan also allows us to make employer matching contributions. We have historically made employer matching contributions of up to 50% of our employees’ deferral, limited to the first 6% of each employee’s compensation, except for one division for which we matched 100% of our employees’ deferral up to 6% of compensation. In 2020, we contributed $1,685,061 in total employer contributions on behalf of our U.S.-based employees. Participants are immediately fully vested in their own contributions to the 401(k) Plan. Participants vest in the matching contributions we make to their accounts after four years of service, at the rate of 25% per year, except for one division in which they fully vest after three years.
Director Compensation

In connection with our IPO and effective as of December 11, 2020, our board of directors adopted a new non-employee director compensation plan (the “new director compensation plan”). Prior to the adoption of the new director compensation plan, our previous director compensation plan for 2020 (the “prior director compensation plan”) provided an annual cash retainer of $40,000 for each member of our board who was not employed by us or by Arsenal or EQT, except that effective August 26, 2020, the annual cash retainers for each of Messrs. Slaine and Cashman were increased to $50,000 and 113,695 Class B Units of EQT, pursuant to the EQT 2017 Incentive Plan. Mr. Walsh also was granted an annual cash retainer of $50,000 when he joined the board on August 26, 2020. The prior director compensation plan also provided Ms. McCoy with an additional annual cash retainer of $125,000 as Chairperson of our board.
Our new director compensation plan applies to each member of the board of directors who is not an employee of us or any of our parents or subsidiaries and provides:
•
an annual cash retainer of $50,000;

•
an annual restricted stock unit award with respect to a number of shares of our common stock having a grant date fair market value of $175,000;

•
an additional annual cash retainer of $75,000 for the chairman of the board;

•
an additional annual cash retainer of $20,000 for the chairman of the Audit Committee and additional annual cash retainers of $10,000 for each other member of the Audit Committee;

•
an additional annual cash retainer of $15,000 for the chairman of the Compensation Committee and additional annual cash retainers of $7,500 for each other member of the Compensation Committee; and

•
an additional annual cash retainer of $10,000 for the chairman of the Nominating and Corporate Governance Committee and additional annual cash retainers of $5,000 for each other member of the Nominating and Corporate Governance Committee.

All annual cash retainers are payable on a quarterly basis and pro-rated for any partial year of service.
The new director compensation plan permits any non-employee director to waive all or a portion of their compensation under such plan from time to time upon notice to the board. In 2020, Messrs. Liu, Waxman, and McLean elected to waive their compensation under such plan. The initial equity grants under the new director compensation plan are expected to be awarded in 2021.
The following table summarizes the compensation paid to or earned by our non-employee directors in 2020:
2020 Director Compensation
NAME	FEES EARNED OR PAID IN CASH ($)	Stock Awards ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Sherilyn S. McCoy	125,000	—	—	125,000
James E. Cashman III	42,500	—	—	42,500
William F. Feehery	—	—	—	—
William E. Klitgaard(1)	30,000	—	—	30,000
Eric C. Liu	—	—	—	—
Stephen M. McLean	—	—	—	—
Edmundo Muniz(1)(2)	175,000	—	130,552	305,552
Mason P. Slaine	42,500	—	—	42,500
Matthew Walsh(1)(3)	17,021	893,643	—	910,664
Ethan Waxman(1)	—	—	—	—

(1)
Mr. Klitgaard and Dr. Muniz resigned from the board of directors effective August 26, 2020. Messrs. Walsh and Waxman joined the board of directors on that date.

(2)
Dr. Muniz served as our Chief Executive Officer until his employment was terminated effective March 31, 2019. Under the terms of Dr. Muniz’s separation, we agreed to pay Dr. Muniz the severance owed to him pursuant to his employment agreement, consisting of (i) the continuation of his base salary for 12 months following his termination, (ii) payment of 100% of the health insurance premiums for Dr. Muniz and his eligible dependents under COBRA until the earlier of (A) the date that is 18 months following his termination or (B) the date he is eligible for equal or better coverage under another group health plan, and (iii) all of his accrued but unpaid obligations. Amounts in the All Other Compensation column with respect to Dr. Muniz reflect $118,750 in severance payments and $11,802 in Company payments for COBRA premiums.

(3)
The value in the second column represents the grant date fair value of Class B Units granted to Mr. Walsh upon his appointment to the Board. See Note 2(r) (“Summary of Significant Accounting

Policies  —  Equity-based compensation”) and Note 13 (“Equity-Based Compensation”) to our audited consolidated financial statements included in our Annual Report for a discussion of the valuation of our equity-based awards. In connection with the IPO, these Class B Units were exchanged for newly issued shares of our restricted common stock on the same basis as for our NEOs (see “— Equity Awards” above, for a description of the exchange). As of December 31, 2020, Mr. Walsh held 145,597 shares of time-based vesting restricted stock received in exchange for his Class B Units.
Directors Deferral Plan
Our board of directors has adopted the Directors Deferral Plan. All directors who are not employees of the Company are eligible to participate in the Directors Deferral Plan.
Deferral Elections.   Under the terms of the Directors Deferral Plan, our non-employee directors may elect to defer all or a portion of their annual cash compensation and/or all of the Company shares issued upon settlement of their annual restricted stock unit award, in each case in 25% increments, in the form of deferred stock units credited to an account maintained by the Company. The number of deferred stock units credited in respect of annual cash compensation is determined by dividing the dollar amount of the deferred cash compensation by the fair market value of a share of the Company’s common stock on the date the cash compensation would otherwise have been paid to the director. Deferred stock units will be awarded from, and subject to the terms of, the Certara, Inc. 2020 Incentive Plan (the “2020 Incentive Plan”).
Each deferred stock unit represents the right to receive a number of shares of our common stock equal to the number of deferred stock units initially credited to the director’s account plus the number of deferred stock units credited as a result of any dividend equivalent rights (to which deferred stock units initially credited to a director’s account are entitled).
Settlement of Deferred Stock Units.   Directors may elect that settlement of deferred stock units be made or commence on (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on our board of directors or (iii) the earlier of (i) or (ii). Directors may elect that deferred stock units be settled in a single one-time distribution or in a series of up to 15 annual installments. In addition, deferred stock unit accounts will be settled upon a Change in Control (as defined in the 2020 Incentive Plan) or upon a director’s death.
Administration; Amendment and Termination.   Our Compensation Committee administers the Directors Deferral Plan. The Directors Deferral Plan or any deferral may be amended, suspended, discontinued by our Compensation Committee at any time in the Compensation Committee’s discretion; provided that no amendment, suspension or discontinuance will reduce any director’s accrued benefit, except as required to comply with applicable law. Our Compensation Committee may terminate the Plan at any time, as long as the termination complies with applicable tax and other requirements.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed with management of the Company the foregoing Executive Compensation section. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Executive Compensation section be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and this Proxy Statement.
Compensation Committee
Sherilyn McCoy, Chairperson
Eric Liu
Mason Slaine
Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of December 31, 2020. All outstanding awards relate to our common stock.
Plan Category	Number of securities to be Issued Upon Exercise of Outstanding Equity Awards (a)	Weighted-Average Exercise Price of Outstanding Equity Awards (b)	Number of securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	30,052(1)	—	21,700,000(2)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	30,052	—	21,700,000

(1)
Consists of time-based restricted stock unit awards issued under our 2020 Incentive Plan.

(2)
Represents 1,700,000 shares available for future issuance under the Certara, Inc. 2020 Employee Stock Purchase Plan and 20,000,000 shares available for future issuance under our 2020 Incentive Plan. On the first day of each fiscal year beginning in fiscal year 2021, the 2020 Incentive Plan provides for an annual automatic increase of the shares reserved for issuance in an amount equal to the lesser of (i) the positive difference, if any, between (x) 4.0% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the plan share reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables and accompanying footnotes set forth information with respect to the beneficial ownership of the common stock of Certara, Inc. as of March 25, 2021 by the persons described below. All percentages in the tables are based on 152,979,479 shares of common stock outstanding as of March 25, 2021.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Certara, Inc., 100 Overlook Center, Suite 101, Princeton, New Jersey 08540.
Security Ownership of Principal Stockholders
Based on information available to us as of March 25, 2021, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
EQT Investor	66,223,861(1)	43.3%
Arsenal Investors	9,286,730(2)	6.1%

(1)
Consists of shares of common stock held directly by EQT Avatar Parent L.P. (the “EQT Investor”). EQT Avatar Parent GP LLC (“Avatar Parent GP”) is the general partner of the EQT Investor. Several investment vehicles collectedly make up the fund known as “EQT VII.” EQT VII owns 100% of the membership interests in Avatar Parent GP. EQT Fund Management S.à.r.l. (“EFMS”) has exclusive responsibility for the management and control of the business and affairs of investment vehicles which constitute the majority of the total commitments to EQT VII. As such, EFMS has the power to control Avatar Parent GP’s voting and investment decisions and may be deemed to have beneficial ownership of the securities held by the EQT Investor. EFMS is overseen by a board that acts by majority approval. The individual members of such board are Joshua Stone, Adam Larsson, Nicholas Curwen, Peter Veldman and James Arrol. The registered address of the EQT Investor, Avatar Parent GP, and EFMS is 26A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg.

(2)
Consists of 5,172,393 shares of common stock held directly by Arsenal Capital Partners III LP (“Partners III”) and 4,114,337 shares of common stock held directly by Arsenal Capital Partners III-B LP (together with Partners III, the “Arsenal Funds”). Arsenal Capital Investment III LP (“Investment LP”) is the general partner of each of the Arsenal Funds and is governed by an investment committee consisting of 17 individuals, including Mr. McLean, who serves as one of our directors. Arsenal Capital Group LLC (“Group LLC”) is the general partner of Investment LP and appoints the members of its investment committee. As such, Group LLC has the power to control Investment LP’s voting and investment decisions and may be deemed to have beneficial ownership of the securities held by the Arsenal Funds. Group LLC is managed by a board of managers consisting of two members that acts by majority approval. The individual members of such board are Terry M. Mullen and Jeffrey B. Kovach.

The mailing address for each of the persons and entities referenced above is c/o Arsenal Capital Partners, 100 Park Avenue, 31st Floor, New York, New York, 10017.
Security Ownership of Management and Directors
The following table below sets forth information as of the close of business on March 25, 2021 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each nominee for director to our board of directors; (ii) each of our executive officers named in the “Summary Compensation Table”; and (iii) all current directors, director nominees, named executive officers and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.
Name of Beneficial Owner	Common Stock Beneficially Owned Directly or Indirectly	Percentage of Shares of Common Stock Outstanding
William F. Feehery(1)	3,221,476	2.1%
Leif E. Pedersen(2)	256,118	*
M. Andrew Schemick(3)	862,044	*
Sherilyn S. McCoy	614,084	*
James E. Cashman III(4)	476,723	*
Eric C. Liu(5)	—	*
Stephen M. McLean	22,000	*
Mason P. Slaine(6)	2,732,555	1.8%
Matthew Walsh(7)	172,901	*
Ethan Waxman(5)	—	*
All current directors, director nominees, named executive officers and current executive officers as a group (16 persons)(8)	10,428,491	6.8%

*
Less than 1.0%

(1)
Includes 958,383 shares of unvested restricted stock, 57,483 of which shares are expected to vest within 60 days of March 25, 2021.

(2)
Consists of 256,118 shares of unvested restricted stock, none of which shares are expected to vest within 60 days of March 25, 2021.

(3)
Includes 383,090 shares of unvested restricted stock, none of which shares are expected to vest within 60 days of March 25, 2021.

(4)
Includes 137,778 shares of unvested restricted stock, 45,926 of which shares are expected to vest within 60 days of March 25, 2021.

(5)
The address of Messrs. Liu and Waxman is c/o EQT Partners, 1114 Avenue of the Americas, 45th Floor, New York, New York 10036.

(6)
Includes 93,830 shares of unvested restricted stock, none of which shares are expected to vest within 60 days of March 25, 2021.

(7)
Includes 150,597 shares of unvested restricted stock, none of which shares are expected to vest within 60 days of March 25, 2021.

(8)
Includes an aggregate of 3,448,810 shares of unvested restricted stock, 222,854 of which shares are expected to vest within 60 days of March 25, 2021.

As of March 25, 2021, none of our current executive officers or directors has pledged any of our shares.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Registration Rights Agreement
We are party to an amended and restated registration rights agreement with EQT, Arsenal, the EQT Investor and certain other stockholders. The amended and restated registration rights agreement contains provisions that entitle EQT, Arsenal, the EQT Investor and the other stockholder parties thereto to certain rights to have their securities registered by us under the Securities Act. EQT is entitled to an unlimited number of “demand” registrations, subject to certain limitations. Every stockholder that holds registration rights is entitled to customary “piggyback” registration rights. In addition, the amended and restated registration rights agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Stockholders Agreement
We are party to a stockholders agreement with EQT, Arsenal and certain other stockholders. The stockholders agreement provides that our board of directors will consist of eight members. The EQT Investor and certain of its affiliates have the right to nominate to our board of directors a number of nominees equal to (x) the total number of directors comprising our board of directors at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by the EQT Investor and such affiliates. For purposes of calculating the number of directors that the EQT Investor and such affiliates are entitled to nominate, any fractional amounts are rounded up to the nearest whole number. In addition, Arsenal and certain of its affiliates have the right to nominate to our board of directors one nominee for so long as Arsenal and such affiliates collectively own at least 5% of our outstanding common stock; provided, that such individual is an investment professional employed by Arsenal or one of its affiliates or another individual with the prior written consent of EQT. In addition, the board of directors is divided into three classes and directors serve staggered, three year terms. For so long as we have a classified board, the EQT nominated board members will be divided by EQT as evenly as possible among the classes of directors.
Pursuant to the stockholders agreement, we will include the EQT and Arsenal nominees on the slate that is included in our proxy statement relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each such person as we provide to any other individual standing for election as a director. In addition, pursuant to the stockholders agreement, EQT and Arsenal agree with the Company to vote in favor of the Company slate that is included in our proxy statement.
In the event that an EQT or Arsenal nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), EQT or Arsenal, as applicable, is entitled to appoint another nominee to fill the resulting vacancy.
Indemnification of Directors and Officers
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated bylaws, provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the DGCL from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we agree to advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith.
Related Persons Transaction Policy

We have a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will communicate that information to our board of directors or to a duly authorized committee thereof. Our related person policy provides that no related person transaction entered into following the completion of our initial public offering will be executed without the approval or ratification of our board of directors or a duly authorized committee thereof. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND FREQUENTLY ASKED QUESTIONS
Voting Instructions and Information
How to attend the Annual Meeting

We will be hosting the 2021 Annual Meeting live via the internet on May 18, 2021 at 9:00 a.m. (Eastern Time). You will be able to attend the 2021 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CERT2021. You will be able to attend the 2021 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2021 Annual Meeting in person.
Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote during the 2021 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at www.certara.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.
Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.
Are all of the Company’s directors standing for election at the 2021 Annual Meeting?

No, only our Class I directors are standing for re-election at this time. Our Class II directors will stand for election in 2022 and our Class III directors will stand for election in 2023.
Why is the 2021 Annual Meeting being held online?

Due to the ongoing public health impact of the COVID-19 pandemic, and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

How do stockholders participate in the virtual meeting?

To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CERT2021. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost, while protecting the health and well-being of our stockholders and other participants at the Annual Meeting.
We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the board;

•
providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 24, 2021, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 24, 2021, we had 152,979,479 shares of common stock outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the Annual Meeting.
Beneficial Owner Stockholders.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.
How do I vote?

If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CERT2021 during the meeting.
If your common stock is held in your name, there are three ways for you to vote by proxy:
•
If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•
Call 1-800-690-6903; or

•
Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.

Telephone and internet proxy voting will close at 11:59 p.m. (Eastern Time) on May 17, 2021. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:
•
FOR all of the nominees for director named in this Proxy Statement; and

•
FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for 2021.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.
Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.
If you do not vote and the effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.
If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under the Nasdaq rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2021) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.
How is a quorum determined?

Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares that vote with respect to at least one proposal to be considered at the Annual Meeting, votes to “WITHHOLD”

authority on the election of directors, and votes to “ABSTAIN,” broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
Vote levels required to pass an item of business

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1	Election of Class I Directors	Plurality of Votes Cast for each Director Nominee	No
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than four directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposal 2, you may vote “FOR”, “AGAINST” or “ABSTAIN”.
If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2021) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
The Board’s voting recommendations

•
FOR election of our board-nominated slate of directors (see Proposal 1); and

•
FOR the ratification of the appointment of CohnReznick LLP , an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2021 (see Proposal 2);

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the board.
Where can I find the voting results?

Preliminary voting results will be announced at the 2021 Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:
•
Filing written notice of revocation before our Annual Meeting with our Secretary, Richard M. Traynor, at the address shown on the front of this Proxy Statement;

•
Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•
Attending the live webcast and voting online during the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.
Cost of proxy solicitation

Our board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where you can find our corporate governance materials

Current copies of our board’s Corporate Governance Guidelines, Code of Conduct, and the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.certara.com. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
Elimination of Paper and Duplicative Materials
Internet availability — Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Important Notice: Our 2021 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge on the Investors Relations page on our website at www.certara.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Certara, Inc., at 100 Overlook Center, Suite 101, Princeton, New Jersey, 08540, or by email at ir@certara.com.
Householding — Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by

(i) mail at Certara, Inc., Attention: Investor Relations, 100 Overlook Center, Suite 101, Princeton, New Jersey, 08540, or (ii) e-mail at ir@certara.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2021 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.
Incorporation by Reference
The Audit Committee Report and Compensation Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.
Transfer Agent Information
Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of Certara, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:
Regular, Registered or Overnight Mail	Telephone Inquiries
Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	(855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (720) 378-5662, or TTY Foreign Shareowners: (720) 399-2074 Website: www.shareholder.broadridge.com

CERTARA, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/CERT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42394-P51390

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERTARA, INC.

The Board of Directors recommends you vote FOR the following proposal:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mason P. Slaine
02) James E. Cashman III
03) Ethan Waxman

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of CohnReznick LLP as the independent registered public accounting firm.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D42395-P51390

CERTARA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2021

The undersigned hereby appoints Sherilyn S. McCoy, William F. Feehery, and M. Andrew Schemick, or any one of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Certara, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on Tuesday, May 18, 2021, at www.virtualshareholdermeeting.com/CERT2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE